                                                                    Exhibit 4.10

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE REGISTERED HOLDER OF THIS WARRANT HAS AGREED THAT NO SALE, PLEDGE OR OTHER TRANSFER OF THIS WARRANT OR ANY OF SAID SHARES MAY BE MADE WITHOUT REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, UNLESS THE HOLDER SHALL DELIVER TO THE ISSUER AN OPINION (IN FORM SATISFACTORY TO THE ISSUER) OF COUNSEL SATISFACTORY TO THE ISSUER THAT NO SUCH REGISTRATION IS REQUIRED.

                            GLOBAL ENERGY GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

Date: January 30, 2004                                          _________ Shares

         This certifies that, for value received, GLOBAL ENERGY ACQUISITION GROUP, L.L.C., an Oklahoma limited liability company, or assigns, is entitled, subject to the terms and conditions hereinafter set forth, at or before 5:00 p.m., New York time, on the date seven (7) years after the date of this Warrant (the "Termination Date"), but not thereafter, to purchase up to _________ shares (the "Shares") of Common Stock, par value $0.001 per share ("Common Stock"), of Global Energy Group, Inc., a Delaware corporation (the "Company"). The purchase price payable upon the exercise of this Warrant shall initially be $0.10 per share (the "Warrant Price").

         Upon delivery of this Warrant with written notice of exercise duly executed in form and substance reasonably satisfactory to the Company, together with payment of the Warrant Price for the shares of Common Stock thereby purchased, at the principal office of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof (the "Holder"), the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased. All Shares issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

         This Warrant is subject to the following terms and conditions:

SECTION 1. TERM OF WARRANT; EXERCISE OF WARRANT

         Subject to the terms of this Warrant, the Holder shall have the right, at any time during the period commencing at 9:00 a.m., New York time, on the date hereof, until 5:00 p.m., New York time, on the Termination Date, to purchase from the Company the number of fully paid and nonassessable Shares to which the Holder may at the time be entitled to purchase pursuant to this Warrant, upon surrender, to the Company at this principal office, of this Warrant certificate, together with the Purchase Form attached hereto duly completed and signed, and upon payment to the Company of the Warrant Price for the number of Shares in respect of which this Warrant is then being exercised. Payment of the aggregate Warrant Price shall be made in cash or by certified or cashier's check, or a combination thereof.

SECTION 2.        REGISTRATION AND TRANSFER

         2.1. Registration. This Warrant is registered on the books of the Company. The Company shall be entitled to treat the Holder as the sole owner of this Warrant for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person, and shall not be liable for any registration of transfer of this Warrant which is to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer.

         2.2. Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal office, wherever located, upon delivery of this Warrant either duly endorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto.

SECTION 3. EXCHANGE OF WARRANT CERTIFICATE

         This Warrant certificate may be exchanged for another certificate or certificates entitling the Holder to purchase a like aggregate number of Shares as this certificate then entitles the Holder to purchase. Any Holder of this Warrant desiring to exchange this Warrant certificate shall make such request in writing delivered to the Company, and shall surrender this certificate, properly endorsed, to the Company. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

SECTION 4. PAYMENT OF TAXES

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Shares upon the exercise of this Warrant; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in such Issuance.

SECTION 5. MUTILATED OR MISSING WARRANT

         In case the certificate evidencing this Warrant shall be' mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of this certificate if it is mutilated, or in lieu of and substitution for this certificate if it is lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity, if requested, also satisfactory to the Company. Applicants for such substitute Warrant certificate shall also comply

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with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 6. RESERVATION OF SHARES

         There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. Any transfer agent for the Common Stock or for any other shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose.

SECTION 7. PURCHASE BY THE COMPANY

         The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire this Warrant at such times, in such manner and for such consideration as it may deem appropriate and as shall be agreed with the Holder of this Warrant.

SECTION 8. ADJUSTMENT OF WARRANT

         If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, or if the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, or if at any time there shall be a capital reorganization of the Company's Common Stock or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, this Warrant shall thereafter evidence the right to purchase the number of shares of Common Stock or other securities or other property that would have been issuable as a result of that change with respect to the Shares of Common Stock which were purchasable under this Warrant immediately before that subdivision, combination or other event specified in this Section.

SECTION 9. FRACTIONAL INTERESTS

         The Company shall not be required to issue fractional Shares on the exercise of this Warrant. If any :traction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of this W arrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current fair market value of a Share, as reasonably determined by the Company in good faith, multiplied by such :traction.

SECTION 10. NO RIGHT AS STOCKHOLDERS; NOTICES TO HOLDER

         Nothing contained in this Warrant shall be construed as conferring upon the Holder or the Holder's transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except and unless to the extent specifically stated herein.

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SECTION 11. SUPPLEMENTS AND AMENDMENTS

         The Company may from time to time supplement or amend this Warrant, without the approval of the Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Warrant and which shall not adversely affect the interest of the Holder. Any other amendment to this Warrant may be made only by a written instrument executed by the Company and the Holder.

SECTION 12. SUCCESSORS

         All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 13. APPLICABLE LAW

         This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said state.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and its corporate seal to be affixed thereto.

Date: January 30, 2004

                                         GLOBAL ENERGY GROUP, INC.

                                         By:
                                            ------------------------------------
                                               Name:
                                               Title:

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